Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is dated as of January 30, 2006, by and between CASUAL MALE RETAIL GROUP, INC., a Delaware corporation (the “Seller”), and SPIRIT FINANCE ACQUISITIONS, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS:

WHEREAS, Seller, Spirit SPE Canton, LLC, a Delaware limited liability company (the “Company”) and Purchaser entered into that certain Contribution Agreement of even date herewith (the “Property Transfer Agreement”), pursuant to which Seller agreed to contribute to the Company the real property described on Exhibit A of the Property Transfer Agreement (the “Property”) for the consideration as set forth therein; and

WHEREAS, pursuant to the Property Transfer Agreement, Purchaser agreed to acquire the membership interests and any all right, title and interest relating thereto of Seller in the Company (collectively, the “Interests”) upon the transfer by Seller of the Property to the Company; and

WHEREAS, Seller desires to enter into this Agreement to document and confirm the terms and conditions under which Purchaser shall acquire and Seller shall sell to Purchaser all of the Interests (the “Membership Interest Transaction”); and

WHEREAS, capitalized terms used and not defined herein shall have the meaning given such terms in the Property Transfer Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for the consideration set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF INTERESTS.

Section 1.01. Agreement to Transfer Interests. In reliance upon the covenants, representations and warranties made herein and upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, transfer, and convey to Purchaser, and Purchaser hereby agrees to acquire from Seller, the Interests, free and clear of all security interests, pledges, mortgages, liens, charges and encumbrances.

Section 1.02. Payment of Purchase Price; Condition Precedent. The aggregate purchase price to be paid by Purchaser to Seller for the Interests is Fifty Seven Million and 00/100 Dollars ($57,000,000) (the “Purchase Price”). Adjustments, if any, to the Purchase Price shall be made to accommodate the allocations and prorations in connection with the transfer of the Property from Seller to the Company as set forth in and in accordance with the terms of the Property Transfer Agreement, including without limitation, pursuant to the provisions of Sections 1.04, 1.05 and 2.05 of the Property Transfer Agreement. The Purchase Price, as

adjusted pursuant to requirements of this Agreement, shall be paid to Seller contemporaneously with the closing of the transfer of the Property from Seller to the Company (the “Property Closing”) by wire transfer in immediately available United States funds in accordance with Seller’s instructions (such closing on the Membership Interest Transaction and transfer of the Interests herein, the “Membership Interests Closing”). Notwithstanding anything herein to the contrary, the obligation of Purchaser to acquire the Interests is contingent upon the Closing of the acquisition of the Property by the Company under the terms set forth in the Property Sale Agreement.

Section 1.03. Earnest Money. Within two (2) Business Days after the Effective Date, Purchaser shall deposit the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) with the Title Company (with all interest accrued thereon, the “Earnest Money Deposit”), at which time, the Earnest Money Deposit shall be non-refundable. The Earnest Money Deposit shall be placed in an interest-bearing account by the Title Company, and shall be held by the Title Company and applied against the Purchase Price at Closing or disbursed as provided herein.

Section 1.04. Transaction Costs. Seller shall be responsible for the payment of all Transactions Costs incurred by the Company under the Property Transfer Agreement. At Purchaser’s election, (a) at the Membership Interests Closing, the Transaction Costs shall be paid by Seller to the Company or shall be deducted from the Purchase Price to be paid by Purchaser for the Interests in the Company, or (b) upon request therefore by Purchaser either prior to Closing or in the event that the Transaction does not close (for any reason whatsoever), Seller shall immediately pay to Purchaser the amount requested by Purchaser to pay in full all Transaction Costs. The provisions of this Section 1.04 shall survive the Closing and the Membership Interest Closing or termination of the Property Transfer Agreement or this Agreement for any reason.

Section 1.05. Deliveries. Contemporaneously with the execution and delivery of this Agreement:

(a) Seller shall have delivered to Purchaser the following documents:

(i) The Certificate of Formation of the Company, certified as of a recent date by the Secretary of State of the state of the Company’s organization, and a certificate of such authority dated as of a recent date as to the due formation and good standing of the Company and listing all documents of the Company on file with said authority;

(ii) A certificate of the Secretary of the Seller, or such other person with a similar function, dated as of the date hereof certifying: (A) that attached thereto is a true and complete copy of the Limited Liability Company Agreement (the LLC Agreement”) as in effect on the date of such certification; (B) that the Certificate of Formation of the Company has not been amended by Seller; (C) that the LLC Agreement has not been amended by Seller; (D) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and sale and delivery of the Interests, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transaction contemplated by this Agreement; and (E) that each officer of Seller executing this Agreement and any agreement, certificate or instrument furnished pursuant hereto, was, at the respective times of such execution and delivery of such documents, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles thereof;

(iii) a duly executed power evidencing the transfer of the Interests to Purchaser;

(iv) a true sale opinion of counsel to Seller in form and substance acceptable to Purchaser with respect to the transfer of the Interests;

(v) such transfer documents and instruments as may be necessary to comply with Section 9.02 of the LLC Agreement; and

(vi) an Indemnification Agreement in form and substance acceptable to Purchaser with respect to the transfer of the Property to the Company, a form of which is attached to the Property Transfer Agreement.

(b) Purchaser shall have delivered to Seller the Purchase Price as provided in Section 1.02 hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that:

(a) Existence and Authority of Seller. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors’ rights generally.

(b) Existence and Good Standing of Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and is authorized to do business and is in good standing in the State of Massachusetts.

(c) No Violation of Obligations. The execution and delivery of this Agreement, and the consummation of the transactions provided for herein, will not violate any agreement or commitment made by Seller or the Company, or any requirement binding on the Seller or the Company including, without limitation, any lease, contract, loan agreement, promissory note, franchise agreement, court order, judgment, regulatory ruling or arbitration award.

(d) Legal Proceedings. There are no private or governmental proceedings pending against the Seller or the Company before any court or governmental, administrative, or regulatory agency or authority, including, without limitation, any investigation, audit, lawsuit, threatened lawsuit, arbitration or other legal proceedings of any nature whatsoever, except as would not have or be reasonably likely to result in a material adverse effect on the business, operations, business prospects, earnings, assets, liabilities or condition (a “Material Adverse Effect”) of the Company.

(e) Compliance With Law. Neither the Company nor Seller is in violation of any law, regulation, rule, ordinance, or other governmental requirement to which it is subject or which otherwise relates to its business activities, and Seller has no knowledge of any development, occurrence or condition which would have a Material Adverse Effect on the Company.

(f) Environmental Compliance. The Company is in full compliance with all applicable federal, state and local laws, rules and regulations relating to environmental regulation and to the disposal of waste products (including but not limited to those products defined as hazardous wastes under applicable federal and state laws).

(g) Interests. The Interests are all of the issued and outstanding membership interests of the Company, and represent 100% of the ownership interests in the Company as of the date hereof.

(h) Title to Interests. Seller has valid and marketable title to the Interests free and clear of any security interests, pledges, mortgages, liens or similar encumbrances of any kind or nature, and Seller has the absolute and unrestricted right, power, authority and capacity to sell and transfer the Interests to Purchaser, and upon delivery thereof to Purchaser, against payment therefor, Seller will have transferred to Purchaser legal, valid and marketable title to the Interests, free and clear of any security interests, pledges, mortgages, liens or similar encumbrances.

(i) No Brokers. Seller has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Interests to the Purchaser and is not otherwise obligated to pay any broker’s or finder’s fee or commission or similar payment in connection therewith.

(j) Reaffirm Representations and Warranties. Seller hereby restates and reaffirms for the benefit of the Purchaser, its successors and assigns, the representations and warranties regarding the Property as set forth in the Property Transfer Agreement and such representations and warranties shall inure to the benefit of Purchaser, its successors and assigns.

(k) Property Transfer Agreement. Seller represents that the Property Transfer Agreement has been executed, is in full force and effect and that there are no defaults thereunder and that, to Seller’s knowledge, there are no facts or circumstances that, with notice or the passage of time or both, would constitute a default thereunder. Upon the Closing of the acquisition of the Property under the terms of the Property Transfer Agreement, the Company shall be the owner of the Property free and clear of any encumbrances or liens of Seller.

(l) Transfer Deed/Stamp Tax. Seller represents and warrants to Purchaser, its successors and assigns, that (1) there is no tax due in connection with the transfer of the Interests from Seller to Purchaser hereunder and the fact that Seller did not affix to the Deed or pay any Stamp Tax in connection with the transfer of the Property from Seller to Purchaser pursuant to the Property Transfer Agreement will not result in any tax, lien or fine in connection with the subsequent transfer of the Interests from Seller to Purchaser under this Agreement, and (2) no lien or encumbrance will attach to the Interests as a result of Seller not affixing any Stamp Taxes to the Deed recorded in connection with the transfer of the Property from Seller to Purchaser under the terms of the Property Transfer Agreement.

Section 2.02. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

(a) Existence and Authorization. Purchaser has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors’ rights generally.

(b) No Violation of Obligations. The execution and delivery of this Agreement, and the consummation of the transactions provided for herein, will not violate any agreement or commitment made by Purchaser, or any requirement binding on the Purchaser including, without limitation, any lease, contract, loan agreement, promissory note, franchise agreement, court order, judgment, regulatory ruling or arbitration award.

(c) Legal Proceedings. There are no private or governmental proceedings pending against Purchaser before any court or governmental, administrative, or regulatory agency or authority, including, without limitation, any investigation, audit, lawsuit, threatened lawsuit, arbitration or other legal proceedings of any nature whatsoever, except as would not have a Material Adverse Effect on Purchaser.

(d) Compliance With Law. Except as would not have a Material Adverse Effect on the Purchaser, Purchaser is not in violation of any law, regulation, rule, ordinance, or other governmental requirement to which it is subject or which otherwise relates to its business activities, and Purchaser has no knowledge of any development, occurrence or condition which would have a Material Adverse Effect on Purchaser.

(e) Securities Compliance. The Interests will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling or granting any participation in, or otherwise distributing the same.

(f) Restricted Securities. Purchaser understands that (i) neither the Interests nor the sale thereof has been registered under the Securities Act of 1933, as amended (the “1933 Act”) or under any state securities laws; and (ii) the Interests cannot be sold or transferred unless such sale is registered under the 1933 Act and applicable state securities laws or the sale or transfer is entitled to an exception from the registration provisions under the 1933 Act.

(g) Legend. Purchaser acknowledges and agrees that a legend to the following effect will be placed upon certificates representing the Interests, if any, and that such legend on a certificate representing the Interests limits their value, including their value as collateral:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

(h) No Brokers. Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the purchase of the Interests from Seller and is not otherwise obligated to pay any broker’s or finder’s fee or commission or similar payment in connection therewith.

ARTICLE III

MISCELLANEOUS

Section 3.01. Cooperation. On the date hereof and from time to time thereafter upon request, each party shall execute and deliver to the other such additional instruments as may be necessary to complete or carry out the transactions contemplated herein or as may otherwise be reasonably required in connection with the transactions provided for in this Agreement.

Section 3.02. Survival. The representations and warranties in this Agreement and in any document delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and all inspections, examinations or audits made by or on behalf of either party hereto, but only as expressly set forth herein.

Section 3.03. Waiver. Either party may waive or modify any term or condition of this Agreement, the performance of which by the other party would have been to its benefit, but any such waiver shall be in writing and duly delivered to the other party. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

Section 3.04. Notice. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective when delivered, if by personal delivery, upon receipt, if sent by facsimile, which facsimile has been telephonically confirmed, between the hours of 9:00 a.m. and 5:00 p.m. local time of the recipient, on a business day, upon delivery, or if not, at 9:00 a.m., local time on the next business day, or upon first attempted delivery after mailing by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Seller:	Casual Male Retail Group, Inc.
555 Turnpike Street
Canton, MA 02021
Attn: Mr. James Caffarella

If to Purchaser:	Spirit Finance Acquisitions, LLC
14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254-2711
Attention: Michael T. Bennett
Senior Vice President, Operations
Telephone: (480) 606-0820
Telecopy: (480) 606-0826
E-Mail: mbennett@spiritfinance.com

With a copy to:	Kutak Rock LLP 1801 California Street, Suite 3100 Denver, Colorado 80202 Attention: Peggy A. Richter, Esq. Telephone: (303) 297-2400 Telecopy: (303) 292-7799 E-Mail: peggy.richter@kutakrock.com or to such other address as either party may provide by notice as required hereunder.

Section 3.05. Headings. The headings used herein are for convenience only and shall not limit or affect in any way the meaning or interpretation of this Agreement.

Section 3.06. Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Arizona without regard to its provisions on conflict of laws.

Section 3.07. Attorneys’ Fees. In the event any proceeding is brought by one party against the other to enforce, or for the breach of, any of the provisions of this Agreement, the prevailing party shall be entitled in such proceeding and in any appeal therefrom to recover reasonable attorneys’ fees, together with the costs of such proceeding therein incurred.

Section 3.08. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter covered herein and therein, and supersedes all prior agreements (oral or written), negotiations and discussions between the parties relating thereto.

Section 3.09. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 3.10. Assignments. The rights and obligations of the parties hereto shall not be assigned without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 3.11. Counterpart Facsimile Execution. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine, telecopier, or through e-mail in PDF format is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy, or PDF document is to be re-executed in original form by the parties who executed the facsimile, telecopy, or PDF document. No party may raise the use of a facsimile machine, telecopier or e-mail in PDF format or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or e-mail in PDF format as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

Section 3.12. Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

Section 3.13. Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity, or otherwise.

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IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement as of the date first above written.

SELLER:

CASUAL MALE RETAIL GROUP, INC., a Delaware corporation

By:	/s/ DAVID A. LEVIN
Name:	David A. Levin
Title:	President

By:	/s/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President, COO,CFO

PURCHASER:

SPIRIT FINANCE ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/MICHAEL T. BENNETT
Michael T. Bennett,
Senior Vice President